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Dr. Paul Stoffels, Vice Chairman of the Executive Committee and Chief Scientific Officer of Johnson & Johnson To Retire, Effective December 31, 2021
New Brunswick, N.J. (October 12, 2021) – Johnson & Johnson (NYSE: JNJ) today announced that Paul Stoffels M.D., currently Vice Chairman and Chief Scientific Officer of Johnson & Johnson, will retire from the company effective December 31, 2021.
As the Vice Chairman and Chief Scientific Officer, Dr. Stoffels spearheaded the company’s research and product pipeline leading teams across sectors to set the company-wide mandate to discover and develop transformational healthcare solutions. Under his leadership, Johnson & Johnson revitalized its innovation pipeline and created one of the most robust portfolios in the industry. As a strong advocate for solving some of the world’s toughest health care problems, Dr. Stoffels relentlessly focused on unlocking the power of science and innovation from both internal Research & Development (R&D) and external innovation to develop medicines and solutions for people all over the world.
“It has been an honor and privilege to spearhead Johnson & Johnson’s innovation agenda and propel transformational innovation to deliver years of life and quality of life to millions of people around the world,” said Dr. Stoffels. “As a physician and a scientist, it is gratifying to see the healthcare landscape transformed as we unlockthe best science and technology to deliver innovative medicines to solve the world’s toughest health challenges. As I reflect on the work of our talented and dedicated teams around the world, I am proud of the impact we have made and confident that our vibrant community of world-leading scientists and engineers will position our company for continued success.”
With a commitment to fueling innovation and collaborating on the best science and technology, Dr. Stoffels established Johnson & Johnson Innovation – a vast network in innovation hotspots across the world – as a critical source to access the best science and technology through strategic partnerships, licensing, acquisitions, incubation and investments. Today, there are more than 700 companies incubating in the JLABS ecosystem, countless strategic partnerships through the Innovation Centers, and many significant strategic investments through Jounson & Johnson Innovation – JJDC, Inc., the strategic venture capital arm of Johnson & Johnson.
“Paul is an exceptional human being, inspiring people every day. His remarkable capability of bringing a vision and a mission to life, and his commitment to improving and saving lives globally, pulled the organization forward and generated a huge impact on global health and on the trajectory of Johnson & Johnson”, said Alex Gorsky, currently Chairman and Chief Executive Officer of Johnson & Johnson. “Together with the senior Johnson & Johnson R&D leaders of the R&D Management Committee, Paul created a culture of people development, sponsorship, entrepreneurial leadership, developing generations of new talented leaders for Johnson & Johnson.”
Previously, in his role as Worldwide Chairman, Pharmaceuticals, Dr. Stoffels led the transformation of the pharmaceutical research and development pipeline for Janssen Pharmaceutical Companies of Johnson & Johnson, driving a fundamental shift in the R&D paradigm that is now a model in the industry for productivity and innovation. Paul also played a key role in many collaborations with external partners including the licensing of key medicines, as well the acquisition of Crucell and Actelion.
“With Paul at the helm, Janssen rejuvenated its pipeline, launching multiple new medicines, making a difference for people all over the world, said Joaquin Duato, Vice Chairman of the Executive Committee and the next CEO of Johnson & Johnson as of January 3, 2022. “Under Paul’s leadership, the Janssen R&D teams developed more than 25 new medicines across multiple therapeutic areas. Seven of these medicines have been added to the Essential Medicines List of the World Health Organization, a recognition for the huge impact these medicines are making for patients worldwide.”
Dr. Stoffels is a recognized global leader in the world of public health. With his relentless focus on treating and eliminating HIV, Tuberculosis and Ebola, the most devastating infections on earth, his teams developed medicines and vaccines. He established Johnson & Johnson Global Public Health with the mission of making a difference for people in low- and middle-income countries. In 2020, he spearheaded the development of the Johnson & Johnson single-shot COVID-19 vaccine within a record time frame. The vaccine is a critical tool in addressing the pandemic for people living in low-income countries.
Paul is also a prominent thought leader on the global public health stage, advancing key global health policy objectives by representing Johnson & Johnson with organizations such as the Bill & Melinda Gates Foundation, the National Institutes of Health, the European Commission’s Innovative Medicines Initiative and World Health Organization. Paul was instrumental in the founding of TransCelerate Biopharma Inc., the Dementia Discovery Fund and other pre-competitive collaborations aimed to fuel investment in innovation and speed solutions to patients.
“I look forward to working with Alex and Joaquin to ensure a smooth transition for our R&D and innovation teams,” said Stoffels. “With a strong pipeline of passionate leaders, our teams will continue to focus on the most significant unmet medical needs, identify the best ideas – wherever they are in the world, and use our industry-leading capabilities to transform those ideas into solutions that deliver years of life and quality of life for people all over the world.”
About Paul Stoffels, M.D.
Paul studied Medicine at the University of Diepenbeek and the University of Antwerp in Belgium and Infectious Diseases and Tropical Medicine at the Institute of Tropical Medicine in Antwerp, Belgium.

Paul began his career as a physician in Africa, focusing on HIV and tropical diseases clinical research, and worked at Janssen Pharmaceutica under the tutelage of Dr. Paul Janssen in the early 90-ties. He re-joined Johnson & Johnson in 2002 with the acquisition of Virco and Tibotec, where he led the development of several breakthrough products for the treatment of HIV that helped to transform this devastating, deadly disease into a chronic and treatable condition.
About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.
Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 3, 2021 including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.
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